CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2007 relating to our audits of the consolidated financial statements of Good Times Restaurants Inc. as of September 30, 2007 and for the years ended September 30, 2007 and 2006, which report is included in the Good Times Restaurants Inc. Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 (File No. 000-18590).

HEIN & ASSOCIATES LLP

Denver, Colorado

December 15, 2008